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                                                                    EXHIBIT 10.3

                      ORTHODONTIC CENTERS OF AMERICA, INC.

                     ORTHALLIANCE STOCKHOLDER BONUS PROGRAM





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                      ORTHODONTIC CENTERS OF AMERICA, INC.
                     ORTHALLIANCE STOCKHOLDER BONUS PROGRAM


                                    PREAMBLE

         WHEREAS, Orthodontic Centers of America, Inc., a Delaware corporation ("OCA"), OCA Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of OCA ("OCA Merger Sub"), and OrthAlliance, Inc., a Delaware corporation ("OrthAlliance"), are parties to that certain Agreement and Plan of Merger, dated as of May 16, 2001 (the "Merger Agreement"), among such parties, pursuant to which OCA Merger Sub is to merge with and into OrthAlliance, with OrthAlliance thereby becoming a wholly-owned subsidiary of OCA (the "Merger"), subject to various conditions; and

         WHEREAS, OCA desires to establish a program through which OCA may grant shares of its common stock, $.01 par value per share ("OCA Common Stock"), to certain eligible individuals (each such eligible individual, a "Participant") who are OrthAlliance Affiliated Practitioners and who timely execute and deliver an Amendment to OrthAlliance Service/Consulting Agreement and Amendment to Employment Agreement and/or OCA Business Services Agreement (each as defined below), subject to the terms described herein and completion of the Merger;

         NOW, THEREFORE, OCA hereby establishes the Orthodontic Centers of America, Inc. OrthAlliance Stockholder Bonus Program (the "Program").

                             ARTICLE I. ELIGIBILITY

         In order for any person to be eligible to be a Participant in the Program, or to be granted shares of OCA Common Stock under the Program or any Participation Agreement (as defined below), he or she must meet or comply with each of the following:

1.1 Must Be An OrthAlliance Affiliated Practitioner. In order to be a Participant in the Program and to be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement (as defined below), a person must be a licensed orthodontist or pediatric dentist who both (i) owns, beneficially and of record, shares of capital stock of, or partnership, membership or other equity interests in, a professional corporation or other professional entity (each, an "OrthAlliance Affiliated PC") that is a party to a written long-term service, management service, consulting or similar long-term agreement with OrthAlliance and/or a subsidiary thereof pursuant to which OrthAlliance and/or its subsidiary is providing business management or consulting services for such Participant's orthodontic or pediatric dental practice in exchange for a consulting or service fee (each an "OrthAlliance Service/Consulting Agreement"), and (ii) i s a full-time employee as an orthodontist or pediatric dentist, as applicable, of such OrthAlliance Affiliated PC (each such person, an "OrthAlliance Affiliated Practitioner"). Each Participant must also be a party to a written employment agreement (each, an "Employment Agreement") with his or her respective OrthAlliance Affiliated PC, pursuant to which such Participant provides orthodontic or pediatric dental services as a full-time employee of such OrthAlliance Affiliated PC.

1.2 Must Amend Employment and Service/Consulting Agreement or Enter Into New OCA Business Services Agreement. In order to be a Participant in the Program and to be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an OrthAlliance Affiliated Practitioner must also, along with his or her respective OrthAlliance Affiliated PC, execute and deliver their respective (i) Amendments (as defined below) and/or (ii) OCA Business Services Agreement (as defined below) no later than the earlier to occur of September 30, 2001 or the effective time of the Merger. In addition, if such OrthAlliance Affiliated PC is partially



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owned by one or more other OrthAlliance Affiliated Practitioners, then each of such other OrthAlliance Affiliated Practitioners must also execute and deliver their respective Amendments and/or OCA Business Services Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger.

         For purposes of the Program:

         "Amendments" means an Amendment to Employment Agreement (as defined below) and an Amendment to OrthAlliance Service/Consulting Agreement (as defined below).

         "Amendment to Employment Agreement" shall mean a written amendment to the OrthAlliance Affiliated Practitioner's respective Employment Agreement, in form and substance satisfactory to OCA and its counsel, which amendment shall be in full force and effect upon and following the effective time of the Merger, include OrthAlliance as a third party beneficiary and provide for an agreement by such OrthAlliance Affiliated Practitioner and the applicable OrthAlliance Affiliated PC to continue the employment of such OrthAlliance Affiliated Practitioner by such OrthAlliance Affiliated PC as an orthodontist or pediatric dentist, as applicable, for a period of at least three years following the closing date of the Merger.

         "Amendment to OrthAlliance Service/Consulting Agreement" means a written amendment to the respective OrthAlliance Service/Consulting Agreement relating to the OrthAlliance Affiliated Practitioner's OrthAlliance Affiliated Practice and the applicable OrthAlliance Affiliated PC employing the OrthAlliance Affiliated Practitioner, in form and substance satisfactory to OCA and its counsel, which amendments shall be in full force and effect upon and following the effective time of the Merger, and provide for (A) an agreement by such OrthAlliance Affiliated Practitioner and OrthAlliance Affiliated PC to continue the employment of such OrthAlliance Affiliated Practitioner by such OrthAlliance Affiliated PC as an orthodontist or pediatric dentist, as applicable, for a period of at least three years following the closing date of the Merger, (B) an agreement by such OrthAlliance Affiliated Practitioner to guarantee, during the term of his or her employment by such OrthAlliance Affiliated PC, the payment of service, consulting and other fees and amounts, reimbursement of center expenses and other performance by such OrthAlliance Affiliated PC under such OrthAlliance Service/Consulting Agreement, and (C) an agreement by such OrthAlliance Affiliated Practitioner and OrthAlliance Affiliated PC to utilize only OCA's and its subsidiaries' proprietary computer software and operating systems in connection with patient accounting and scheduling, payroll, supplies ordering and other business functions of such OrthAlliance Affiliated Practice, and to maintain the current status of such OrthAlliance Affiliated Practice's advertising or non-advertising, as the case may be, to the general public, unless otherwise mutually agreed in writing between OCA or its subsidiary and such OrthAlliance Affiliated PC.

         "OCA Business Services Agreement" means a written long-term business services agreement among the OrthAlliance Affiliated Practitioner, his or her respective OrthAlliance Affiliated PC and OrthAlliance (or a subsidiary of OCA), in form and substance satisfactory to OCA and its counsel and based on OCA's form of such agreement (including, without limitation, the service fee, restrictive covenant and termination provisions thereof), which agreement shall be in full force and effect upon and following the effective time of the Merger, and pursuant to which OCA and/or its subsidiary will provide business management or consulting services for such OrthAlliance Affiliated Practitioner's orthodontic or pediatric dental practice in exchange for a consulting or service fee.

         "OrthAlliance Affiliated Practice" means an orthodontic or pediatric dental practice that is owned by the OrthAlliance Affiliated Practitioner or his or her respective OrthAlliance Affiliated PC, and is the subject of an OrthAlliance Service/Consulting Agreement.



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1.3 No Litigation, Notice of Termination or Non-Compliance. An OrthAlliance
Affiliated Practitioner may not be a Participant in the Program, and will not be issued any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, if:

         (a) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC is a party to any pending or threatened litigation or other legal proceedings against or involving OrthAlliance, OCA or their subsidiaries. If any such litigation or legal proceedings has been commenced or threatened, such OrthAlliance Affiliated Practitioner may become a Participant only if the same has been dismissed with prejudice or fully withdrawn in a manner acceptable to OCA;

         (b) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC has threatened or given notice of termination or intention to terminate their respective OrthAlliance Service/Consulting Agreement. If any such notice has been threatened or given, such OrthAlliance Affiliated Practitioner may become a Participant only if the same has been fully withdrawn in a manner acceptable to OCA;

         (c) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC is in default or breach of, or is not in compliance with, their obligation to pay service or consulting fees under the applicable OrthAlliance Service/Consulting Agreement; and/or

         (d) Such OrthAlliance Affiliated Practitioner and/or his or her OrthAlliance Affiliated PC is a party with OrthAlliance or a subsidiary thereof to any practice improvement performance guarantee agreement or comparable agreement, pursuant to which service or consulting fees payable under an OrthAlliance Service/Consulting Agreement may be abated or deferred based upon profitability of the applicable OrthAlliance Affiliated Practice and the value of consideration paid to such OrthAlliance Affiliated Professional and/or his or her OrthAlliance Affiliated PC upon OrthAlliance's or its subsidiary' s acquisition of stock or assets therefrom, or entering into of an OrthAlliance Service/Consulting Agreement therewith.

1.4 Must Execute Participation Agreement. In order to be a Participant in the Program and to be issued shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, an OrthAlliance Affiliated Practitioner must execute and deliver to OCA, and OCA must have executed and delivered to such OrthAlliance Affiliated Practitioner, a written participation agreement with OCA (each, a "Participation Agreement"), which Participation Agreement shall be in form and substance satisfactory to OCA and its counsel and in full force and effect upon and following the effective time of the Merger, and shall provide for such OrthAlliance Affiliated Practitioner's participation in the Program subject to each of the terms and conditions set forth herein and in such Participation Agreement.

1.5 At least 50% of Affiliation Consideration In OrthAlliance Stock. In order to be a Participant in the Program and to be issued by any shares of OCA Common Stock under or pursuant to the Program or any Participation Agreement, the OrthAlliance Affiliated Practitioner must have been issued shares of OrthAlliance common stock by OrthAlliance or its subsidiary as all or a portion of such person's OrthAlliance Affiliation Consideration (as defined below), and such shares of OrthAlliance common stock must have totaled at least 50% of the total amount of OrthAlliance Affiliation Consideration paid to such person by OrthAlliance or its subsidiary, based upon an assumed price of $5.30 per share of OrthAlliance common stock (each, an "OrthAlliance Stock Recipient").

         For purposes of the Program, "OrthAlliance Affiliation Consideration" means the amount of cash, OrthAlliance common stock and principal amount of promissory notes paid to the particular OrthAlliance Affiliated Practitioner as consideration for originally entering into their respective OrthAlliance Service/Consulting Agreement or in respect of a related sale of assets or capital stock to




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OrthAlliance or its subsidiary in connection with the entering into of such
OrthAlliance Service/Consulting Agreement (excluding any consideration or other payments in respect of any amendment, extension or supplement to such OrthAlliance Service/Consulting Agreement).

1.6 Minimum Number of Participants. Participation in the Program, and the issuance of any shares of OCA Common Stock pursuant to the Program or any Participation Agreement, is expressly conditioned upon the execution and delivery of respective Amendments and/or OCA Business Services Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger by (i) at least 120 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 65% of OrthAlliance Service Fees (as defined below) with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs.

         For purposes of the Program, "OrthAlliance Service Fees" means the amount of service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable OrthAlliance Affiliated Practice or other expenses) paid to OrthAlliance or its subsidiary by the applicable OrthAlliance Affiliated Practitioner or his or her OrthAlliance Affiliated PC under the applicable OrthAlliance Service/Consulting Agreement during and with respect to the applicable period.

1.7 Conditioned on Completion of the Merger. Participation in the Program, and the issuance of any shares of OCA Common Stock or other awards under or pursuant to the Program or any Participation Agreement, is expressly conditioned upon completion of the Merger pursuant to the Merger Agreement. If the Merger Agreement is voided or terminated (other than upon completion of the Merger), OCA will thereupon and thereafter have no further obligations under the Program or any Participation Agreement or otherwise with respect to the Program, any Participation Agreement and any participation or awards thereunder, and any and all awards under and participation in the Program shall thereupon automatically terminate without any obligation or liability on the part of OCA or Affiliate (as defined below) thereof.

                            ARTICLE II. STOCK AWARDS

         Participants in the Program are eligible to receive shares of OCA Common Stock under the Program under either Section 2.2(a), (b) or (c) (but not under more than one of such subsections), as applicable, and Section 2.3, subject to the terms and conditions of the Program, as follows:

2.1 Total Number of Shares Available For Grant Under the Program. The total number of shares of OCA Common Stock available for grant, award or issuance under the Program (the "Total Available Shares") is as follows (provided, that such amounts are not cumulative, and only the highest amount achieved shall be applicable):

         (a) 65% Participation. 200,000 total shares, if (and the provisions of subsections (b) and (c) do not apply): (i) at least 120 to 128 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 65% to 69.99% of OrthAlliance Service Fees with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger; or



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         (b) 70% Participation. 300,000 total shares, if (and the provisions of subsection (c) does not apply): (i) at least 129 to 137 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 70% to 74.99% of OrthAlliance Service Fees with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger; or

         (c) 75% Participation. 400,000 total shares, if: (i) at least 138 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 75% of OrthAlliance Service Fees with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger.

2.2 Base Number of Shares Per Participant. Each eligible Participant will be awarded the following base number of shares of OCA Common Stock (provided, that such amounts are not cumulative, and only the highest amount achieved shall be applicable), subject to the terms and conditions of the Program:

         (a) 65% Participation. 1,000 shares, if (and the provisions of subsections (b) and (c) do not apply): (i) at least 120 to 128 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 65% to 69.99% of OrthAlliance Service Fees with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger; or

         (b) 70% Participation. 1,500 shares, if (and the provisions of subsection (c) does not apply): (i) at least 129 to 137 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 70% to 74.99% of OrthAlliance Service Fees with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger; or

         (c) 75% Participation. 2,000 shares, if: (i) at least 138 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 75% of OrthAlliance Service Fees with respect to the 12 month



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period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger.

2.3 Pro Rata Amount of Remaining Shares. In addition to the award of shares of OCA Common Stock under either Section 2.2(a), (b) or (c), as applicable, eligible Participants shall be granted a pro rata amount of the Remaining Shares (as defined below), subject to the terms and conditions of the Program, equal to a fraction, the number of which is such Participant's Potential Loss of Stock Consideration (as defined below), and the denominator of which is the total aggregate sum of the Potential Loss of Stock Consideration for each and all of the Participants.

For purposes of the Program:

"Remaining Shares" means the difference of (i) the Total Available Shares, minus
(ii) the total number of shares of OCA Common Stock awarded to Participants pursuant to Section 2.2 hereof.

"Potential Loss of Stock Consideration" means the result of:

                  (i)      the product of

                           (A) The number of shares of OrthAlliance common stock originally issued to the applicable Participant as OrthAlliance Affiliation Consideration,

                                    TIMES

                           (B)      $5.30,

                  PLUS

                  (ii) The dollar amount of cash and principal amount of promissory notes paid to such Participant as OrthAlliance Affiliation Consideration,

                  MINUS

                  (iii)    the product of

                           (C)      The Applicable Multiple (as defined below),

                                    TIMES

                           (D) The amount of OrthAlliance Service Fees paid by the Participant or his or her OrthAlliance Affiliated PC to OrthAlliance or its subsidiary with respect to the 12 months ended March 31, 2001, (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), excluding any OrthAlliance Service fees paid with respect to any OrthAlliance Affiliated Practice acquired under OrthAlliance's "buy a practice" or similar program or otherwise without payment of significant consideration.




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"Applicable Multiple" means:

         (a) 2.75, if (and the provisions of subsections (b) and (c) do not apply): (i) at least 120 to 128 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 65% to 69.99% of OrthAlliance Service Fees with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger; or

         (b) 3.35, if (and the provisions of subsection (c) does not apply): (i) at least 129 to 137 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and (ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 70% to 74.99% of OrthAlliance Service Fees with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger; or

         (c) 4.5, if: (i) at least 138 OrthAlliance Affiliated Practitioners and their respective OrthAlliance Affiliated PCs execute and deliver their respective Amendments and/or OCA Business Service Agreements no later than the earlier to occur of September 30, 2001 or the effective time of the Merger, and
(ii) OrthAlliance Affiliated Practitioners to whom is attributable at least 75% of OrthAlliance Service Fees with respect to the 12 month period ended March 31, 2001 (with certain adjustments and annualization as described in Section 2.4 of the Merger Agreement), and their respective OrthAlliance Affiliated PCs, execute and deliver their respective Amendments and/or OCA Business Service Agreement no later than the earlier to occur of September 30, 2001 or the effective time of the Merger.

2.4 Timing and Conditions of Grants. Shares of OCA Common Stock awarded under the Program shall be issuable to Participants in four annual installments, as follows:

         (a) For each Participant, one-fourth of the total number of shares of OCA Common Stock (rounded to the nearest whole number) to be issued to such Participant under the Program will be issued to such Participant following each of the second, third, fourth and fifth anniversaries of the effective date of the Merger if the amount of service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable OrthAlliance Affiliated Practice or other expenses) paid to OCA or its subsidiary by the Participant and/or his or her OrthAlliance Affiliated PC during and with respect to the 12 calendar months immediately preceding that particular anniversary pursuant to the applicable OCA Business Services Agreement or OrthAlliance Service/Consulting Agreement ("Service Fees") is at least 90% (the "90% Minimum Target") of the amount of Service Fees such Participant and/or OrthAlliance Affiliated PC paid to OrthAlliance or its subsidiary during and with respect to the 12 calendar months immediately preceding the Merger.

         (b) However, if the 90% Minimum Target is not achieved in the 12 calendar month period immediately preceding the second, third or fourth anniversary of the effective date of the Merger (each, an "Earlier Period), but is achieved during the 12 calendar month period immediately



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preceding the third, fourth or fifth, as applicable, anniversary of the effective date of the Merger (each, a "Later Period"), then the installment of shares of OCA Common Stock issuable with respect to such Earlier Period will be issued following such Later Period.

2.5 Only Whole Shares. Only whole shares of OCA Common Stock will be issued or awarded under the Program; no fractional shares shall be issued.

             ARTICLE III. ADJUSTMENT UPON CERTAIN CORPORATE CHANGES

3.1 Adjustments to Shares. The number of shares of OCA Common Stock subject to an outstanding award of shares of OCA Common Stock granted to a Participant under and pursuant to the Program shall be adjusted as the Committee (as defined below) determines (in its sole discretion) to be appropriate, in the event that:

         (a) OCA or an Affiliate (as defined below) effects one or more stock dividends, stock splits, reverse stock splits, subdivisions, consolidations or other similar events;

         (b) OCA or an Affiliate engages in a transaction to which section 424 of the Code (as defined below) applies; or

         (c) there occurs any other event which in the judgment of the Committee necessitates such action.

For purposes of the Program:

                  (i) "Affiliate" means a "parent corporation, " as defined in section 424(e) of the Code, or "subsidiary corporation," as defined in section 424(f) of the Code, of OCA.

                  (ii) "Code" means the U.S. Internal Revenue Code of 1986, as amended.

3.2 No Adjustment upon Certain Transactions. The issuance by OCA of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of OCA convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.

                     ARTICLE IV. LEGAL COMPLIANCE CONDITIONS

4.1 General. No OCA Common Stock shall be issued under the Program except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which OCA's shares may be listed. OCA shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of OCA Common Stock granted under the Program may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations. No OCA Common Stock shall be issued and no certificate for shares shall be delivered until OCA has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

4.2 Representations by Participants. As a condition to the grant of an Award or the issuance of OCA Common Stock, OCA may require a Participant to represent and warrant at the time of grant that the Participant does not have a present intention to sell or distribute such shares. At the option



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of OCA, a stop transfer order against any shares of stock may be placed on the official stock books and records of OCA, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for OCA) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate OCA or any Affiliate to undertake registration of stock hereunder.

                     ARTICLE V. ADMINISTRATION AND AMENDMENT

5.1 Administrative Committee. The Program shall be administered by a committee composed of the chief executive officer and chief financial officer of OCA and any other officer of OCA appointed to such committee by the chief executive officer of OCA (the "Committee" ). The express grant in the Program of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Program shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Program or any Participation Agreement. In addition to all other authority vested with the Committee under the Program, the Committee shall have complete authority to:

         (a) Interpret all provisions of the Program;

         (b) Prescribe the form of any Participation Agreement;

         (c) Make amendments to all Participation Agreements;

         (d) Adopt, amend, and rescind rules for Program administration; and

         (e) Make all determinations it deems advisable for the administration of the Program.

5.2 Determination of Financial Performance. The authorities of the Committee described in Section 5.1 include the full discretionary authority to make all determinations regarding financial performance and related matters referenced in the Program. Such matters include, but are not limited to, whether or not Participants have achieved the standards of financial performance required to receive awards of OCA Common Stock. The Committee shall make such determinations by reference to any data and information that it deems appropriate and, to the extent that such information that is provided by a Participant is not otherwise subject to disclosure, shall employ reasonable measures that are designed to keep such information confidential.

5.3 Amendment. OCA may amend or terminate the Program at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding award is not valid with respect to such award without the Participant's consent.

                         ARTICLE VI. GENERAL PROVISIONS

6.1 Unfunded Program. The Program shall be unfunded, and OCA shall not be required to segregate any assets that may at any time be represented by grants under the Program. Any liability of OCA to any person with respect to any grant under the Program shall be based solely upon contractual obligations that may be created hereunder. No such obligation of OCA shall be deemed to be secured by any pledge of, or other encumbrance on, any property of OCA.



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6.2 Rules of Construction. Headings are given to the articles and sections of the Program solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

6.3 Governing Law. The internal laws of the State of Louisiana (without regard to the choice of law provisions of Louisiana) shall apply to all matters arising under the Program, to the extent that federal law does not apply.

6.4 Federal Withholding Tax Requirements. To the extent that withholding is required by law, at the time that any Award is granted or OCA Common Stock is issued, the Participant shall, upon notification of the amount due, pay to OCA amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to OCA for such requirements.



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         IN WITNESS WHEREOF, the undersigned officer has executed this document effective as of August 6, 2001.


                                    ORTHODONTIC CENTERS OF AMERICA, INC.


                                    By:  /s/ Bartholomew F. Palmisano, Sr.
                                       -----------------------------------------
                                         Bartholomew F. Palmisano, Sr.
                                         Chairman of the Board, President
                                            and Chief Executive Officer




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